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            [LETTERHEAD OF ROSENBERG RICH BAKER BERMAN & COMPANY]


                        INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Amendment to the Registration Statement on Form S-1 of our report dated October 13, 1997, relating to the financial statements of Conolog Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                   /s/ Rosenberg Rich Baker Berman & Co.


Maplewood, New Jersey
November 6, 1997